Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2002 relating to the financial statements, which appears in 2001 Annual Report to Shareholders of Kellwood Company, which is incorporated by reference in Kellwood Company's Annual Report on Form 10-K for the year ended January 31, 2002.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, MO
August 19, 2002